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                                                 Exhibit 11


                                             WVS Financial Corp.
                               Statement Re Computation of Per Share Earnings





                                                       Three Months Ended             Nine Months Ended
                                                           March 31,                       March 31,
                                                    1998            1997            1998            1997
                                                -----------     -----------     -----------     -----------
Weighted average common shares outstanding .      1,792,677       1,737,199       1,762,679       1,736,995


Average unearned ESOP shares ...............        (35,863)        (53,565)        (39,656)        (55,648)
                                                -----------     -----------     -----------     -----------

Weighted average common shares used to
calculate basic earnings per share .........      1,756,814       1,683,634       1,723,023       1,681,347


Common stock equivalents (stock options)
used to calculate diluted earnings per share         39,802          65,055          55,389          60,748
                                                -----------     -----------     -----------     -----------

Weighted average common shares and common
stock equivalents used to calculate fully
diluted earnings per share .................      1,796,616       1,748,689       1,778,412       1,742,095
                                                ===========     ===========     ===========     ===========


Net income .................................    $   874,001     $   914,079     $ 2,804,766     $ 2,076,319
                                                ===========     ===========     ===========     ===========

Earnings per share:
   Basic ...................................    $      0.50     $      0.54     $      1.63     $      1.23
   Diluted .................................    $      0.49     $      0.52     $      1.58     $      1.19

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